Exhibit 5.1

DLA Piper LLP (US) 701 Fifth Avenue, Suite 6900 Seattle, Washington 98104-7044 www.dlapiper.com T 206.839.4800 F 206.839.4801

June 26, 2025

lululemon athletica inc.
1818 Cornwall Avenue
Vancouver, British Columbia
Canada V6J 1C7

Re:    lululemon athletica inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to lululemon athletica inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission on June 26, 2025, under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the registration for offer and sale from time to time, as set forth in the Registration Statement, the prospectus included therein (the “Prospectus”), any supplements to the Prospectus (each, a “Prospectus Supplement”), and any related free writing prospectus (each, a “Free Writing Prospectus”), of the securities described below.
The securities registered under the Registration Statement (collectively, the “Securities”) consist of:
(1)     Shares of the Company’s common stock, par value $0.005 per share (the “Common Stock”);

(2)     Shares of the Company’s preferred stock, in one or more classes or series (the “Preferred Stock”);

(3)    Senior or subordinated debt securities of the Company, which may be issued in one or more series (the “Debt Securities”);

(4)    Warrants to purchase Common Stock, Preferred Stock, Debt Securities, or other securities of the Company (the “Warrants”); and

(5)    Units consisting of one or more of the foregoing classes or series of securities in any combination (the “Units”).

The Securities may be offered and sold separately or together, in one or more series, and in such amounts, at such prices, and on such terms as may be set forth in the Registration Statement, the Prospectus, one or more Prospectus Supplements, and any Free Writing Prospectus.
In connection with the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(1)    the Registration Statement;
(2)    the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Bylaws of the Company (the “Bylaws”), each as currently in effect;
(3)    resolutions and records of proceedings of the board of directors of the Company (the “Board”) (or authorized committees thereof) relating to the authorization of the filing of the Registration Statement and the issuance of the Securities; and
(4)    such other corporate records, certificates, and documents as we have deemed necessary or appropriate as the basis for the opinions set forth herein.
In our examination of the foregoing, we have assumed, without independent verification:
•The authenticity of all original documents and the genuineness of all signatures;
•The legal capacity of all individuals executing documents;
•The conformity to original documents of all copies submitted to us;
•That all documents reviewed by us are accurate and complete;
•The due authorization, execution, and delivery of all documents by all parties thereto (other than the Company); and
•The enforceability of such documents against such parties in accordance with their respective terms.

We have further assumed that there are no agreements or understandings among the Company and any other person that would modify the terms of the Securities or the respective rights or obligations of the parties as contemplated by the Registration Statement.
We have not undertaken to review the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”) and the federal laws of the United States as in effect on the date hereof. Accordingly, our opinions herein are limited to matters of Delaware corporate law and federal law as described above. We express no opinion with respect to the laws of any other jurisdiction or to the applicability or effect of any such laws.
This opinion is based on current law as in effect on the date hereof and facts as they presently exist. We undertake no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.
In rendering the opinions set forth herein, we have assumed the following:
(a)    The issuance, sale, amount, and terms of the Securities to be offered from time to time will be duly authorized and established by appropriate action of the Board or a duly authorized committee thereof (each, a “Board Action”), in accordance with the Certificate of Incorporation, the Bylaws, and applicable law, and such issuance will not conflict with or result in breach of any agreement or instrument binding upon the Company or any requirement of any court or governmental or regulatory authority having jurisdiction over the Company.
(b)    The Company will not issue any Securities in excess of the amount authorized by a Board Action.
(c)    Any Debt Securities will be issued pursuant to an indenture (an “Indenture”), as supplemented by one or more supplemental indentures (each, a “Supplemental Indenture”), each of which will have been duly authorized, executed, and delivered by the Company and, if applicable, accompanied by an officer’s certificate, and will conform to the description set forth in the Registration Statement, the Prospectus, any applicable Prospectus Supplement, and any related Free Writing Prospectus.

(d)    To the extent the validity or enforceability of the Indenture or any Supplemental Indenture depends on such matters, the financial institution identified as trustee or in any other applicable capacity (the “Trustee”) will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, and will have been duly authorized to execute and deliver, and will have executed and delivered, such Indenture and Supplemental Indenture; and such agreements will constitute valid and binding obligations of the Trustee, enforceable against it in accordance with their terms.
(e)    Debt Securities will be executed and authenticated in accordance with the Indenture (as supplemented), and any required officer’s certificate, and delivered against payment in accordance with applicable law and the applicable Board Action.
(f)    Prior to issuance of any shares of Common Stock or Preferred Stock (including those issuable upon conversion, exchange, or exercise of other Securities), the Company will have a sufficient number of authorized but unissued shares of such class or series under the Certificate of Incorporation, and all corporate actions required to establish and issue such securities, including, if applicable, the adoption of any certificate of designation and filing with the Delaware Secretary of State, will have been duly taken.
(g)    For any shares of Common Stock or Preferred Stock represented by certificates (“Certificates”), appropriate Certificates will be executed and delivered upon issuance. For shares not represented by Certificates, the applicable Board Action will have been taken, and appropriate written statements will be delivered to requesting stockholders in accordance with applicable law.
(h)    Any Warrants will be issued pursuant to a warrant agreement (a “Warrant Agreement”) that has been duly authorized, executed, and delivered by the Company and, if appliable, a warrant agent, and will conform to the description set forth in the Registration Statement, the Prospectus, any applicable Prospectus Supplement, and any related Free Writing Prospectus.
(i)    To the extent that the validity or enforceability of any Warrant Agreement depends on such matters, the financial institution identified as warrant agent (the “Warrant Agent”) will be duly organized, validly existing, and in good standing under applicable law, and will have been duly authorized to execute and deliver, and will have duly executed and delivered, such agreement, which will constitute a valid and binding obligation of the Warrant Agent, enforceable against it in accordance with its terms.
(j)    Prior to the issuance of any Units, the Company will have duly authorized and established such Units in accordance with the Certificate of Incorporation and applicable law, and will have a sufficient number of authorized but unissued shares or other underlying Securities to be included in the Units.
(k)    Any Units will be issued pursuant to a unit agreement (a “Unit Agreement”) that has been duly authorized, executed and delivered by the Company and, if applicable, a unit agent, and will conform to the description set forth in the Registration Statement, the Prospectus, any applicable Prospectus Supplement, and any related Free Writing Prospectus.
(l)    To the extent the validity or enforceability of any Unit Agreement depends on such matters, the financial institution identified as unit agent (the “Unit Agent”) will be duly organized, validly existing, and in good standing under applicable law, and will have been duly authorized to execute and deliver, and will have duly executed and delivered, such agreement, which will constitute a valid and binding obligation of the Unit Agent, enforceable against it in accordance with its terms.
(m)    Any underwriting or purchase agreement relating to the offering or sale of Securities (each, an “Underwriting Agreement”) will be duly authorized, executed and delivered by the Company and the other parties thereto and will constitute a valid and binding obligation of each such party, enforceable in accordance with its terms and consistent with the description in the Registration Statement, the Prospectus, any applicable Prospectus Supplement, and any related Free Writing Prospectus.

Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that, as of the date of this opinion:
(1)    When the shares of Common Stock are duly authorized by all necessary corporate action and, upon issuance and delivery (whether by physical certificate or through book-entry or written statement) against payment therefor in accordance with the applicable Board Action, the terms of the Certificate of Incorporation, the Bylaws, applicable law, the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any related Free Writing Prospectus, and, if applicable, any Underwriting Agreement, or upon issuance in connection with the exercise of any Common Stock Warrants or conversion of any Preferred Stock convertible into Common Stock, such shares of Common Stock will be validly issued, fully paid, and nonassessable.
(2)     When a class or series of Preferred Stock (and securities into which such Preferred Stock may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the Certificate of Incorporation, the Bylaws, and applicable law, and upon issuance and delivery (whether by certificate or written statement, as applicable) against payment therefor in accordance with the applicable Board Action, the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any related Free Writing Prospectus, and, if applicable, any Underwriting Agreement, or upon issuance in connection with the exercise of any Preferred Stock Warrants, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.
(3)    When the Debt Securities are duly authorized by all necessary corporate action and, upon issuance and delivery against payment therefor in accordance with the applicable Board Action, the terms of the applicable Indenture (including any applicable Supplemental Indenture and any related officer’s certificate), the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any related Free Writing Prospectus, and, if applicable, any Underwriting Agreement, or upon issuance in connection with the conversion of any other securities convertible into or exercisable for Debt Securities, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company.
(4)    When the Warrants are duly authorized by all necessary corporate action and, upon execution, issuance, and delivery against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the applicable Warrant Agreement, the Certificate of Incorporation, the Bylaws, applicable law, the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any related Free Writing Prospectus, and, if applicable, any Underwriting Agreement, such Warrants will constitute valid and binding obligations of the Company.
(5)    When the Units are duly authorized by all necessary corporate action and, upon execution, issuance and delivery against payment therefor in accordance with the applicable Board Action, the terms of the applicable Unit Agreement, the Certificate of Incorporation, the Bylaws, applicable law, the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any related Free Writing Prospectus, and, if applicable, any Underwriting Agreement, such Units will constitute valid and binding obligations of the Company.
In addition to the qualifications stated above, the foregoing opinion is further qualified as follows:
(a)    We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.
(b)    The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (1) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and (2) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).
(c)    This opinion is limited to the matters stated herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement, as originally filed or as subsequently amended. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Respectfully submitted,

/s/ DLA Piper LLP (US)